FIRST AMENDMENT OF
VAIL/STEAMBOAT 8MM MECHANICAL COMPONENTS SUPPLY AGREEMENT


THIS FIRST AMENDMENT ("First Amendment"), made as of the 1st day of April, 1994, among Sony Corporation ("Seller"), a Japanese corporation, having its principal place of business at 7 35 Kitashinagawa 6 chome, Shinagawa ku, Tokyo 141, Japan, Nihon Exabyte Corporation ("Buyer"), a Japanese corporation, having its principal place of business at Kioicho TBR Building 1214, 5 7 Koujimachi, Chiyoda ku, Tokyo 102, Japan and Exabyte Corporation ("Exabyte"), a Delaware corporation, having its principal place of business at 1685 38th Street, Boulder, Colorado 80301, U.S.A.,

W I T N E S S E T H:

WHEREAS, the parties hereto entered into the Vail/Steamboat 8MM Mechanical Components Supply Agreement (the "Agreement") on the 1st day of January, 1992, for the sale and purchase of certain component products identified by model numbers "EVU 350" and "EVU 370" respectively; and

WHEREAS, the parties hereto wish to amend the Agreement upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the above recitals and of the mutual promises provided below, the parties hereto agree as follows:

1.  (1)  Sub-paragraph 1(a), Item 4) shall be replaced with the following:

    "4) EVU 370, 371 and 372 Subassemblies as described in and qualified by the specifications set forth in Exhibit A attached hereto and made a part hereof ("EVU 370 Subassembly" shall refer to the EVU 370 Subassembly individually and "EVU 370 Series Subassemblies" shall refer to the EVU 370, 371 and 372 Subassemblies collectively)."

    (2)  The following new Items 5) and 6) shall be added immediately after
Item 4) of Sub-paragraph 1(a):

    "5) EVU 360 series Subassembly as described in and qualified by the specifications set forth in Exhibit A attached hereto and made a part hereof ("EVU 360 Subassembly").

     6) EVU 390 series Subassembly as described in and qualified by the specifications set forth in Exhibit A attached hereto and made a part hereof ("EVU 390 Subassembly")."

2. Sub-paragraph 1(b) of the Agreement shall be deleted in its entirety and the following new Sub-paragraph 1(b) shall be substituted in lieu thereof:

     " (b) The parties hereto agree that Sony will purchase from such companies as identified in Exhibit C attached hereto ("Suppliers") such components as identified in Exhibit C attached hereto ("Components"). Components purchased pursuant to this Sub-paragraph 1(b) shall be used exclusively by Sony in the manufacture of the Products for sale to Buyer. Terms and conditions for sale and purchase of Components shall be separately agreed upon between Sony and Supplier in writing; provided, however, that Buyer and Exabyte agree to the terms and conditions specified in Appendix I attached hereto, with respect to Components purchased by Sony thereunder. Notwithstanding any provisions herein contained to the contrary, under no circumstances shall Sony be liable or responsible for any design defect in Components supplied by Supplier or any defect in the Products or any other equipment as caused thereby, nor shall Sony be liable or responsible for any claim of third party involving the Components."

3. Based upon the provision of the fourth (4th) sentence of Sub paragraph 1(c), the parties hereto discussed and agreed that, for additional three (3) years from the expiration date of initial three (3) year period of the Agreement, Sony would not sell any Product and drum assemblies, full erase heads, SSV boards and SPR/SIC boards unique to the Products (the "Exclusive Products"). It is expressly acknowledged and agreed by Buyer and Exabyte that, after expiration of the initial three (3) year period of the Agreement, Sony may sell to third parties any product other than (i) Exclusive Products and (ii) products which incorporate any proprietary technology owned exclusively by Exabyte and not licensed by Exabyte to Sony, for any application.

4. The paragraph heading of Paragraph 4 shall be changed to read as "Price, Minimum Purchase and Payment".

5. Sub paragraph 4(a) shall be deleted in its entirety and the following new Sub-paragraph 4(a) shall be substituted in lieu thereof:

     " (a) The prices for the Products shall be separately agreed upon between the parties hereto in writing on an quarterly basis. By no later than the last day of each quarterly period respectively commencing on January 1, April 1, July 1 and October 1 (the "Quarterly Period"), Sony and Buyer shall meet to determine the prices of the Products applicable to the immediately succeeding Quarterly Period. In the event that Sony and Buyer do not reach the agreement with respect to the prices of the Products for a Quarterly Period by the end of the immediately preceding Quarterly Period, the former prices been applicable to the immediately preceding Quarterly Period shall apply to the purchase of the Products during such Quarterly Period."

6.   The following new Sub paragraph 4(d) shall be added to the Paragraph 4:

     " (d) Buyer agrees to use its best effort to purchase from Seller the aggregate quota of such model(s) of the Products as set forth in Exhibit G attached hereto and made a part hereof for each annual period also set forth in such Exhibit G, exceeding the minimums as also set forth in such Exhibit G."

7.   The following sentence shall be added to the end of Sub paragraph 9(d):

     "Also, Sony shall not warrant and have no liability or obligation to Buyer with respect to defect in the Products caused by reason of (i) improper design of Components purchased from Supplier and incorporated in such Products or (ii) connection or incorporation of such Components with the Products in a manner directed by Buyer or Exabyte."

8. The fourth (4th) sentence of Paragraph 10 shall be changed to read as follows:

     "Sony shall not indemnify Buyer and/or Exabyte against and shall not hold them harmless from any other claims or actions including, but not limited to, a claim involving any Product manufactured in accordance with Buyer's or Exabyte's specifications or manufactured by a process specified by Buyer or Exabyte, a claim involving any Product altered or modified after Delivery to Buyer hereunder, a claim involving Components supplied by Supplier or the use thereof, or a claim involving any combination of the Product with other equipment or parts to form an allegedly infringing system or product."

9. Notwithstanding the provision of Sub paragraph 11(a) of the Agreement, Initial Term defined in the Agreement shall be extended until March 31, 1998.

10. Appendix I of the Agreement shall be deleted in its entirety and new Appendix I attached hereto shall be substituted in lieu thereof.

11. Exhibit A and Exhibit C attached hereto shall be added to the corresponding Exhibit A and Exhibit C of the Agreement respectively.

12. Exhibit G of the Agreement shall be deleted in its entirety and the following new Exhibit G shall be substituted in lieu thereof.

13. Except as specifically amended hereby, any and all provisions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed.

14. This First Amendment shall become effective as of the date first above written.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date and year first above written.

Seller:                      Buyer:
SONY CORPORATION             NIHON EXABYTE CORPORATION


By:/s/ Hideki Komiyama                          By:/s/ Hisahiro Endo
       (Authorized Signature)                          (Authorized Signature)

       Hideki Komiyama                                 Hisahiro Endo
       (Print Name)                                    (Print Name)

       Sr. Vice President, Component Company           Representative Director
       (Title)                                         (Title)


Exabyte:
EXABYTE CORPORATION


By:/s/ David L. Riegel
       (Authorized Signature)

       David L. Riegel
       (Print Name)

       Sr. Vice President of Operations
       (Title)